UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K
                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: February 17, 1999




                               CAROLINA FIRST CORPORATION
                               --------------------------
                (Exact name of registrant as specified in its charter)




      South Carolina                 0-15083                   57-0824914
      --------------                 -------                   ----------
  (State of other juris-           (Commission               (IRS Employer
 diction of incorporation)         File Number)          Identification Number)


      102 South Main Street, Greenville, South Carolina      29601
      -------------------------------------------------      -----
      (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900



                      The Exhibit Index appears on page 4 hereof.

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ITEM 5.  OTHER EVENTS

      In January 1999, Carolina First Corporation formed Carolina First Foundation, a non-profit corporation organized for charitable purposes, and contributed 290,000 shares of Net.B@nk, Inc. common stock to Carolina First Foundation.

      In February 1999, Carolina First Corporation contributed capital in the form of 30,000 shares of Net.B@nk, Inc. to Carolina First Guaranty Reinsurance, Ltd., a company which will be engaged in the reinsurance of credit insurance offered to customers of Carolina First Corporation's banking subsidiaries.

      On February 10, 1999, Carolina First Corporation and its wholly-owned subsidiary, Carolina First Guaranty Reinsurance, Ltd., sold 50,000 shares and 30,000 shares, respectively, of Net.B@nk, Inc common stock at a net price of $43.47 per share in connection with Net.B@nk's secondary public offering. In addition, Carolina First Foundation sold 290,000 shares of Net.B@nk, Inc. common stock at a net price of $43.47 per share in connection with Net.B@nk's secondary public offering.

      See attached Press Release from Net.B@nk, Inc. issued on February 5, 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.   Not Applicable

(b)  PRO FORMA FINANCIAL INFORMATION.  Not Applicable

(c)  EXHIBITS.

      99.1  Press Release from Net.B@nk, Inc. Issued on February 5, 1999

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                                      SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CAROLINA FIRST CORPORATION


February 17, 1999                         By:   /s/ William S. Hummers III
                                                --------------------------
                                                William S. Hummers III
                                                Executive Vice President

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                                     EXHIBIT INDEX

EXHIBIT

99.1  Press Release from Net.B@nk, Inc. Issued on February 5, 1999

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